UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 29, 2008, FreightCar America, Inc. (the “Company”) announced that Edward J. Whalen resigned from his position as Senior Vice President, Marketing and Sales and is retiring from the Company, effective September 1, 2008.

The Company also announced that Theodore W. Baun will succeed Mr. Whalen as Senior Vice President, Marketing and Sales, effective September 1, 2008. Mr. Baun first joined the Company in 1994 and has held roles of increasing responsibility in operations, marketing and sales. From 2003 to 2005, he was Director of Sales at Mitsui Rail Capital, after which he returned to the Company. He has been the leader of the Company’s sales team since November 2007. Mr. Baun holds a B.A. in business economics from the University of Pittsburgh and an M.B.A. from the graduate school of business at that university.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release dated August 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: August 29, 2008	By:	/s/ Laurence M. Trusdell
	Name:	Laurence M. Trusdell
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated August 29, 2008.